Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Annual Report on Form 10-K of Simulations Plus, Inc., a California corporation (the “Company”), for the year ended August 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Shawn O’Connor, Chief Executive Officer of the Company, and Will Frederick, Chief Financial Officer and Chief Operating Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

/s/ Shawn O’Connor
Shawn O’Connor
Chief Executive Officer
(Principal Executive Officer)
October 30, 2024

/s/ Will Frederick
Will Frederick
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)
October 30, 2024
(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)